UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2008

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-19133	75-2237318
(Commission File Number)	(IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

(817) 460-3947
Registrant's telephone number, including area code:

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 19, 2008, the Company appointed Stephen Coffman as its chief operating officer. Mr. Coffman, 46, will be responsible for all operations of First Cash's 475-plus locations in the U.S. and Mexico.

Mr. Coffman has over 20 years experience in managing and leading businesses. He most recently served as president of Wasp Barcode Technologies, a retail-focused technology company based in the Dallas/Fort Worth area. Prior to his seven-year tenure with Wasp Barcode, Mr. Coffman served in senior management roles in the retail and manufacturing industries. Mr. Coffman launched his career as a business consultant with Deloitte & Touche, where he gained a strong background in operations, business planning, finance and other facets of management. He graduated from Texas A&M University in 1984.

The Company's press release announcing the appointment of Mr. Coffman, dated March 25, 2008, is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 5.02.

The information provided in this Item 5.02 shall not be deemed "filed" for purposes of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits:

       99.1   Press Release dated March 25, 2008 announcing the Company’s appointment of Stephan Coffman as its chief operating officer.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Cash Financial Services, Inc. (Registrant)
March 25, 2008 (Date)	/s/ R. DOUGLAS ORR R. Douglas Orr Chief Accounting Officer